Exhibit 99.1

LETTER OF TRANSMITTAL

With Respect to the

FIRST BANCORP.

OFFER TO EXCHANGE

Up             to shares of Common Stock for any and all of the issued and outstanding shares of its:

7.125% Noncumulative Perpetual Monthly Income Preferred Stock, Series A (CUSIP: 318672201);

8.35% Noncumulative Perpetual Monthly Income Preferred Stock, Series B (CUSIP: 318672300);

7.40% Noncumulative Perpetual Monthly Income Preferred Stock, Series C (CUSIP: 318672409);

7.25% Noncumulative Perpetual Monthly Income Preferred Stock, Series D (CUSIP: 318672508); and

7.00% Noncumulative Perpetual Monthly Income Preferred Stock, Series E (CUSIP: 318672607)

(collectively, “Preferred Stock”) on the terms and conditions set forth in the Prospectus (as defined below).

This Exchange Offer (as defined below) by First BanCorp. (the “Corporation”) will expire at 11:59 p.m., New York City time, on            , 2013 (such date and time, as it may be extended in accordance with applicable law, the “Expiration Date”). Tendered shares of Preferred Stock may be withdrawn at any time on or prior to the Expiration Date. The proxy solicited in the separate proxy statement must be delivered on or prior to the Expiration Date, which the Board will set as the record date for the proxy solicitation.

Computershare

(Exchange Agent for the Exchange Offer)

By Mail:	By Hand or Overnight Courier:
Computershare	Computershare
Attn: Corporate Action Dept.	Attn: Corporate Action Dept., 27th Floor
PO Box 3301	480 Washington Blvd
South Hackensack, NJ 07606	Jersey City, NJ 07310

Any questions or requests for assistance concerning the Exchange Offer (as defined below) or the proxy solicitation should be directed to Sandler O’Neill + Partners, L.P. (the “Dealer Manager”) using the contact information below. Any questions regarding procedures for tendering Preferred Stock, granting a proxy, or filling out the forms of proxy contained in this Letter of Transmittal, or requests for additional copies of this Letter of Transmittal should be directed to the Exchange Agent using the contact information above or the Information Agent using the contact information below.

Sandler O’Neill + Partners, L.P.	Georgeson, Inc.
(Dealer Manager for the Exchange Offer)	(Information Agent for the Exchange Offer)
866-805-4128 (toll-free)	All Holders, Banks and Brokers Call: 866-856-6388
212-466-7807 (collect)

Delivery of this letter of transmittal, including the Form for Tendering Holders, or delivery of the detachable Form for Non-tendering Holders to an address other than one of the addresses set forth above for the Exchange Agent will not constitute a valid delivery.

The Corporation is not providing for guaranteed delivery procedures. You must allow sufficient time for the necessary tender procedures to be completed during normal business hours of The Depository Trust Company (“DTC”) on or prior to the Expiration Date.

The Corporation is offering to issue, on the terms and subject to the conditions set forth in the preliminary prospectus dated                     , 2013 (the “Prospectus”) included in the Corporation’s registration statement on Form S-4, Registration Statement No. 333-                    , filed with the U.S. Securities and Exchange Commission (the “Commission”), as amended prior to the Expiration Date, (the “Registration Statement”), and this letter of transmittal, up to                     newly issued shares of the Corporation’s common stock, par value $0.10 per share (the “Common Stock”), in exchange (the “Exchange Offer”) for any and all of the issued and outstanding shares of Preferred Stock. In addition, the Corporation is soliciting proxies with respect to a proposal to amend the certificate of designation for each series of Preferred Stock that you own to delete the text of paragraph 2 of Section F., Voting Rights, to remove the right to appoint two additional members to the Board of Directors of the Corporation when the Corporation has not paid dividends for 18 monthly periods (the “Preferred Stock Amendment”).

PERSONS WHO ARE PARTICIPATING IN THE EXCHANGE OFFER

• Stockholders of record of Preferred Stock who wish to participate in the Exchange Offer must complete this letter of transmittal, including the Form for Tendering Holders. The instructions contained in this letter of transmittal should be read carefully and in their entirety before this letter of transmittal, including the Form for Tendering Holders, is completed and delivered in accordance with one of the procedures described in Section 2 of the Instructions.

• Beneficial owners of shares of Preferred Stock held by a broker, securities dealer, custodian, commercial bank, trust company or other nominee who wish to participate in the Exchange Offer should follow the instructions that they receive from their broker, securities dealer, custodian, commercial bank, trust company or other nominee on how to participate in the Exchange Offer and grant a proxy to the individuals appointed by the Corporation as proxies (the “proxyholders”) to execute a written consent in favor of the Preferred Stock Amendment.

PERSONS WHO ARE NOT PARTICIPATING IN THE EXCHANGE OFFER

• Stockholders of record of Preferred Stock who do not wish to participate in the Exchange Offer but wish to grant a proxy with respect to the Preferred Stock Amendment should detach and complete the Form for Non-tendering Holders included at the back of this letter of transmittal and deliver it to the Exchange Agent. Instruction 7 contained in this letter of transmittal should be read carefully before the Form for Non-tendering holders is completed and delivered.

• Beneficial owners of shares of Preferred Stock held by a broker, securities dealer, custodian, commercial bank, trust company or other nominee who do not wish to participate in the Exchange Offer but wish to grant a proxy with respect to the Preferred Stock Amendment should follow the instructions that they receive from their broker, securities dealer, custodian, commercial bank, trust company or other nominee on how to grant a proxy with respect to the Preferred Stock Amendment without participating in the Exchange Offer.

.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

IMPORTANT: To validly tender your shares of Preferred Stock in the Exchange Offer, the Exchange Agent must receive on or prior to the Expiration Date this letter of transmittal, including the Form for Tendering Holders granting a proxy to consent in favor of the Preferred Stock Amendment, and your certificates in the case of shares being physically delivered or, in the case of shares of Preferred Stock delivered by book-entry transfer electronically through DTC’s Automated Tender Offer Program (“ATOP”) system, an agent’s message and a DTC confirmation.

1. Guarantee of Signatures. All signatures on this letter of transmittal must be guaranteed by a firm that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program or is otherwise an “Eligible Guarantor Institution” as that term is defined in Exchange Act Rule 17Ad-15 (generally a member of a registered national securities exchange, a member of the Financial Industry Regulatory Authority, Inc. (FINRA) or a commercial bank or trust company having an office in the United States), unless: (i) this letter of transmittal is signed by the registered holder of the shares of Preferred Stock tendered herewith and the Common Stock to be issued in exchange for the shares of Preferred Stock is to be issued in the name of and delivered to, or if any shares of Preferred Stock not accepted for exchange are to be returned to, such holder or (ii) such shares of Preferred Stock are tendered for the account of an Eligible Guarantor Institution.

2. Procedures for Tendering Shares of Preferred Stock.

DTC Participants. DTC participants must electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer their shares of Preferred Stock to the Exchange Agent in accordance with DTC’s ATOP procedures for such a transfer. DTC will then send an Agent’s Message to the Exchange Agent.

The term “Agent’s Message” means a message transmitted by DTC, received by the Corporation and forming part of the confirmation of the book-entry transfer electronically through DTC’s ATOP system, to the effect that: (i) DTC has received an express acknowledgment from a participant in ATOP that it is tendering its shares of Preferred Stock and it is providing a proxy to the proxyholders to execute a written consent in favor of the Preferred Stock Amendment; (ii) such participant has received and agrees to be bound by this letter of transmittal to the same extent as if it tendered shares of Preferred Stock pursuant to a manually executed letter of transmittal, including the Form for Tendering Holders; and (iii) the agreement may be enforced against such participant.

Accordingly, this letter of transmittal need not be completed by a DTC participant tendering through ATOP. However, such participant will be bound by the terms of this letter of transmittal, including the Form for Tendering Holders, and the Prospectus.

DTC participants desiring to tender shares of Preferred Stock must allow sufficient time for completion of DTC’s ATOP procedures during the normal business hours of DTC on or prior to the Expiration Date. The method of delivery of this letter of transmittal is at the DTC participant’s own risk, and the delivery will be deemed made only when actually received by the Exchange Agent. Likewise, tenders via DTC’s ATOP shall be deemed made only when timely confirmed by DTC.

Holders of Preferred Stock in Certificated Form. If your interest is in certificated form, you must do each of the following to validly tender for exchange: (i) complete and manually sign the letter of transmittal accompanying the Prospectus, including the Form for Tendering Holders granting a proxy to the proxyholders to execute a written consent in favor of the Preferred Stock Amendment, or a facsimile of the letter of transmittal, including the Form for Tendering Holders, and deliver same to the Exchange Agent; (ii) have the signature on the letter of transmittal, or a facsimile of the letter of transmittal, including the Form for Tendering Holders, guaranteed, if required, and deliver same to the Exchange Agent; (iii) deliver the certificates for your shares of Preferred Stock to the Exchange Agent; (iv) if required, furnish appropriate endorsements and transfer documents; and (v) pay all transfer or similar taxes imposed for any reason other than the exchange of shares of Preferred Stock pursuant to the Exchange Offer.

The method of delivery of this letter of transmittal and all other required documents to the Exchange Agent is at your election and risk. We recommend that you use an overnight delivery service. In all cases, you should allow sufficient time to assure delivery to the Exchange Agent on or prior to the Expiration Date. You should not send this letter of transmittal to the Corporation.

Beneficial Owners of Preferred Stock. As noted earlier, beneficial owners of shares of Preferred Stock held by a broker, securities dealer, custodian, commercial bank, trust company or other nominee who wish to participate in the Exchange Offer should follow the instructions that they receive from their broker, securities dealer, custodian, commercial bank, trust company or other nominee on how to participate in the Exchange Offer and grant a proxy to the proxyholders to execute a written consent in favor of the Preferred Stock Amendment.

Effect of our Acceptance of Tenders. The tender by a holder that is not withdrawn prior to our acceptance of the tender will constitute a binding agreement between the holder and us in accordance with the terms and subject to the conditions described in the Prospectus and in this letter of transmittal.

No Guaranteed Delivery Procedures. The Corporation is not providing for guaranteed delivery procedures. You must allow sufficient time for the necessary tender procedures to be completed during normal business hours of DTC on or prior to the Expiration Date. The Corporation may disregard and give no effect to Tenders received by the Exchange Agent after the Expiration Date.

3. Signatures on Letter of Transmittal. If any shares of Preferred Stock tendered hereby are held of record by two or more persons, all such persons must sign this letter of transmittal. If any shares of Preferred Stock tendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate letters of transmittal as there are different registrations of such shares of Preferred Stock. If this letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Corporation of such person’s authority so to act must be submitted.

4. Withdrawal Procedures. Holders who wish to exercise their right of withdrawal with respect to the shares of Preferred Stock that were tendered in certificated form must give written notice of withdrawal to the Exchange Agent. Any such notice of withdrawal must: (i) specify the name of the holder that tendered the shares of Preferred Stock to be withdrawn; (ii) identify the shares of Preferred Stock to be withdrawn and the number of such shares of Preferred Stock; (iii) include a statement that the holder is withdrawing its election to exchange the shares of Preferred Stock; and (iv) be signed by the holder in the same manner as in the original signature on the accompanying letter of transmittal by which such shares of Preferred Stock were tendered or otherwise as described above, including any required signature guarantee, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the shares of Preferred Stock.

Holders who wish to exercise their right of withdrawal with respect to the shares of Preferred Stock that were tendered through DTC’s ATOP system must withdraw through the ATOP system and ensure that the Exchange Agent receives a written or facsimile transmission containing a notice of withdrawal on or prior to the Expiration Date by a properly transmitted “Request Message” through ATOP. Such notice of withdrawal must (i) specify the name of the holder that tendered the shares of Preferred Stock to be withdrawn; (ii) identify the shares of Preferred Stock to be withdrawn and the number of such shares of Preferred Stock; (iii) include a statement that the holder is withdrawing its election to exchange the shares of Preferred Stock; and (iv) be signed by the holder in the same manner as in the accompanying letter of transmittal by which such shares of Preferred Stock were tendered or otherwise as described above, including any required signature guarantee, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the shares of Preferred Stock. Any notice of withdrawal must identify the shares of Preferred Stock to be withdrawn, including the name and number of the account at DTC to be credited and otherwise comply with the procedures of DTC. Withdrawal of shares of Preferred Stock may only be accomplished in accordance with the foregoing procedures. You may withdraw any shares of Preferred Stock that you tender that are not accepted by us for exchange after the expiration of 40 business days after the commencement of the Exchange Offer.

Any shares of Preferred Stock validly withdrawn will not have been validly tendered for purposes of the Exchange Offer unless the shares of Preferred Stock so withdrawn are validly re-tendered.

If you validly withdraw your tendered shares of Preferred Stock, such withdrawal will revoke your proxy with respect to the Preferred Stock Amendment. In that case, to exercise your vote on the Preferred Stock Amendment, complete the Form for Non-tendering Holders and deliver the form to the Exchange Agent.

5. Waiver of Conditions. The Corporation reserves the absolute right in its sole discretion to waive any of the specified conditions, in whole or in part, of the Exchange Offer, other than the conditions relating to (i) the approval of the Preferred Stock Amendment and (ii) the effectiveness of the Registration Statement.

6. Validity; Irregularities. The Corporation will determine in its sole discretion all questions as to the validity, form, eligibility, including time of receipt, and acceptance and withdrawal of tendered shares of Preferred Stock. Alternative, conditional or contingent tenders of shares of Preferred Stock will not be considered valid. The Corporation reserves the absolute right to reject any and all shares of Preferred Stock not validly tendered or any shares of Preferred Stock whose acceptance by it would, in the opinion of its counsel, be unlawful. The Corporation also reserves the right to waive any defects or irregularities either before or after the Expiration Date. The Corporation’s interpretation of the terms and conditions of the Exchange Offer, including the instructions in this letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of shares of Preferred Stock must be cured within a time period that the Corporation will determine. None of the Corporation, the Dealer Manager, the Exchange Agent, and the Information Agent or any other person will have any duty to give notification of any defects or irregularities, nor will any of us or them incur any liability for failure to give such notification. Tenders of shares of Preferred Stock will not be considered to have been made until any defects or irregularities have been cured or waived. Any shares of Preferred Stock received by the Exchange Agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering owners, via the facilities of DTC, or delivery of tendered certificates for the shares, promptly following the Expiration Date or termination of the Exchange Offer.

7.

Backup Withholding. Certain amounts payable with respect to the shares of Common Stock or the Consent Fees paid to Non-tendering Holders may be subject to information reporting and backup withholding of U.S. federal income tax, currently at a rate of 28%, increasing to 31% beginning January 1, 2013 absent further legislation. To avoid backup withholding, each U.S. Holder and Puerto Rico Holder that does not otherwise establish an exemption should complete and return the attached Form W-9, certifying that such U.S. Holder or Puerto Rico Holder is a United States person, the taxpayer identification number provided is correct and such U.S. Holder or Puerto Rico Holder is not subject to backup withholding. Failure to provide the correct information on the IRS Form W-9 may subject the U.S. Holder or Puerto Rico Holder to a $50 penalty imposed by the IRS and federal backup withholding tax on any payment.

Backup withholding will not apply to a non-U.S. Holder (excluding a Puerto Rico Holder) if (i) the holder certifies under penalties of perjury, by completing and submitting the appropriate IRS Form W-8BEN (or other applicable form), that the holder is a non-U.S. Holder and (ii) neither the Corporation nor any payor of amounts payable with respect to the shares of Common Stock that are subject to information reporting and backup withholding has actual knowledge to the contrary. An IRS Form W-8BEN (or other applicable form) and instructions for completing it may be obtained from the Exchange Agent or at the IRS website at www.irs.gov. In certain circumstances, the amount paid to a non-U.S. Holder, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

If a Holder owns the shares of Preferred Stock through a broker who (i) tenders the securities on the Holder’s behalf and continues to own the shares of Common Stock through such broker, or (ii) receives the Consent Fees on behalf of the holder the Holder may need to provide an IRS Form W-9, IRS Form W-8 or other applicable form to such broker in order to avoid backup withholding. The Holder should consult the Holder’s broker to determine whether any such forms are required.

Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS provided that the required information is timely furnished to the IRS.

8. Transfer Taxes. The Corporation will pay all transfer taxes, if any, imposed by the United States and Puerto Rico or any jurisdiction therein with respect to the exchange of shares of Preferred Stock pursuant to the Exchange Offer (for the avoidance of doubt, transfer taxes do not include income tax or back-up withholding). If a transfer tax is imposed for any reason other than the exchange of shares of Preferred Stock pursuant to the Exchange Offer or by any jurisdiction outside the United States or Puerto Rico, then the amount of any such transfer tax (whether imposed on the registered holder or any other person) will be payable by the Tendering Holder.

9. Conflicts. In the event of any conflict between the terms of the Prospectus and the terms of this letter of transmittal, the terms of the Prospectus will control.

FORM FOR TENDERING HOLDERS

DESCRIPTION OF SHARES OF PREFERRED STOCK TENDERED IN THE EXCHANGE OFFER

All tendering holders must complete the following table:

CUSIP Number for Shares of Preferred Stock Tendered	Number of Shares of Preferred Stock Tendered
Series A (CUSIP: 318672201)
Series B (CUSIP: 318672300)
Series C (CUSIP: 318672409)
Series D (CUSIP: 318672508)
Series E (CUSIP: 318672607)

I hereby certify that I am the stockholder of record of the shares of Preferred Stock identified in the table above and grant a proxy to the proxyholders to execute a written consent in favor of the Preferred Stock Amendment as indicated below, which is a condition to participating in the Exchange Offer.

PREFERRED STOCK AMENDMENT	In Favor	Against
Paragraph 2 of Section F., Voting Rights, of the Certificate of Designation for each series of Preferred Stock that you own, which provides the right to appoint two additional members to the Board of Directors of the Corporation when the Corporation has not paid dividends for 18 monthly periods, shall be deleted in its entirety and replaced with the word “Reserved.”	☒	Not applicable for tendering holders.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

Ladies and Gentlemen:

All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Prospectus.

Upon the terms and subject to the conditions set forth in the Prospectus and this letter of transmittal, the undersigned hereby: (i) tenders to the Corporation the shares of Preferred Stock identified in the table above entitled “Description of Shares of Preferred Stock Tendered in the Exchange Offer”; (ii) subject to and effective upon acceptance for exchange of the shares of Preferred Stock tendered herewith, irrevocably constitutes and appoints the Exchange Agent as the undersigned’s true and lawful agent and attorney-in-fact with respect to any such tendered shares of Preferred Stock, with full power of substitution and resubstitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates representing such shares of Preferred Stock, or transfer ownership of such shares of Preferred Stock on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to the Corporation, (b) present such shares of Preferred Stock for transfer on the relevant security register, and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of such shares of Preferred Stock (except that the Exchange Agent will have no rights to, or control over, the shares of Common Stock issued in respect of such shares of Preferred Stock, except as the undersigned’s agent, all in accordance with the terms of the Exchange Offer); (iii) requests that Common Stock issued in exchange for tendered shares of Preferred Stock in connection with the Exchange Offer be issued to the order of the undersigned; and (iv) requests that any shares of Preferred Stock representing liquidation preferences not accepted for exchange be credited to the Exchange Agent’s DTC account or be returned to the undersigned.

The undersigned hereby acknowledges receipt of the Prospectus, and this letter of transmittal, which together constitute the Corporation’s offer to exchange newly issued shares of Common Stock for any and all outstanding shares of Preferred Stock that are validly tendered and not validly withdrawn in the Exchange Offer, upon the terms and subject to the conditions set forth in the Prospectus, as amended, and in this letter of transmittal.

The undersigned hereby acknowledges receipt of the proxy statement relating to the Preferred Stock Amendment and understands that, to participate in the Exchange Offer, the undersigned must grant a proxy to the proxyholders to execute a written consent in favor of the Preferred Stock Amendment.

The undersigned hereby represents and warrants that: (i) the undersigned has full power and authority to tender, sell, assign, transfer, and vote the shares of Preferred Stock tendered hereby; (ii) upon its acceptance of any tendered shares of Preferred Stock, the Corporation will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and that such shares of Preferred Stock will not be subject to any adverse claim; and (iii) (a) the undersigned has a net long position in the shares of Preferred Stock being tendered pursuant to the Exchange Offer within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (b) the tender of such shares of Preferred Stock complies with Exchange Act Rule 14e-4.

Subject to and effective upon acceptance for exchange of, and issuance of shares of Common Stock for, the shares of Preferred Stock tendered herewith, the undersigned hereby: (i) irrevocably sells, transfers, conveys and assigns to or upon the order of the Corporation, all right, title and interest in and to the shares of Preferred Stock tendered hereby; (ii) waives any and all other rights with respect to such shares of Preferred Stock (including with respect to any existing or past defaults and their consequences in respect of such shares of Preferred Stock); and (iii) releases and discharges the Corporation from any and all claims that the undersigned may have now, or may have in the future, arising out of, or related to, such shares of Preferred Stock, including any claims that the undersigned is entitled to receive additional payments with respect to such shares of Preferred Stock or to participate in any redemption of such shares of Preferred Stock.

The undersigned also acknowledges that the Prospectus is not an offer to sell or exchange and is not a solicitation of an offer to buy securities in any jurisdiction in which such offer, sale or exchange is not permitted. Countries outside the United States generally have legal requirements that govern securities offerings made to persons resident in those countries and often impose stringent requirements about the form and content of offers made to the general public. The Corporation has not taken any action under those non-U.S. regulations to facilitate a public offer to exchange outside the United States. Therefore, the ability of any non-U.S. person to tender shares of Preferred Stock in the Exchange Offer will depend on whether there is an exemption available under the laws of such person’s home country that would permit the person to participate in the Exchange Offer without the need for the Corporation to take any action to facilitate a public offering in that country or otherwise.

For example, some countries exempt transactions from the rules governing public offerings if they involve persons who meet certain eligibility requirements relating to their status as sophisticated or professional investors. Non-U.S. holders should consult their advisors in considering whether they may participate in the Exchange Offer in accordance with the laws of their home countries and, if they do participate, whether there are any restrictions or limitations on transactions in the Common Stock that may apply in their home countries. The Corporation cannot provide any assurance about whether such limitations may exist.

The undersigned acknowledges and agrees that upon acceptance for exchange of the shares of Preferred Stock tendered herewith, without any further action, all other powers of attorney, proxies and consents given by the undersigned with respect to such shares of Preferred Stock or the Common Stock to be received in exchange for such shares of Preferred Stock will be revoked and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned (and, if given, will not be effective), except for powers of attorney, proxies, consents or revocations contemplated hereby.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Corporation to be necessary or desirable to complete the exchange of shares of Preferred Stock tendered hereby. All authority conferred or agreed to be conferred in this letter of transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Tenders may be withdrawn only in accordance with the procedures set forth in the section of the Prospectus entitled “The Exchange Offer—Withdrawal of Tenders.”

The undersigned hereby agrees that: (i) no tender of shares of Preferred Stock is valid until any defect or irregularity in connection with such tender of shares of Preferred Stock is cured within such time as the Corporation determines, unless waived by the Corporation; (ii) none of the Corporation, the Dealer Manager, the Exchange Agent, the Information Agent, or any other person is under any duty to give notice of any defects or irregularities in the tenders of shares of Preferred Stock or will incur any liability to holders for failure to give any such notice; (iii) a tender of shares of Preferred Stock will constitute a binding agreement between us upon the terms and subject to the conditions of the Exchange Offer; and (iv) all questions as to the form of documents (including notices of withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of tendered shares and withdrawal of tendered shares of Preferred Stock will be determined by the Corporation in its sole discretion and such determination shall be final and binding.

SIGNATURE REQUIRED BELOW

Must be signed by the registered holder(s) of the shares of Preferred Stock exactly as such holder’s(s’) name(s) appear(s) on a security position listing such holder(s) as the owner(s) of shares of Preferred Stock on the books of the transfer agent. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Corporation of such person’s authority to so act.

Signature(s) of Holder(s)

Date:

Name(s):

Signature(s):

Capacity (full title):

Address (including zip code):

Area Code and Telephone No.:

Guarantee of Signature(s)

(See Instruction 1)

Date:

Name of Firm:

Address (including zip code):

Name:

Authorized Signature:

Area Code and Telephone No.:

— Detach Here —

FORM FOR NON-TENDERING HOLDERS

DESCRIPTION OF SHARES OF PREFERRED STOCK NOT TENDERED IN THE EXCHANGE OFFER:

Non-tendering holders must complete the following table:

CUSIP Number for Shares of Preferred Stock Not Tendered in the Exchange Offer	Number of Shares of Preferred Stock Not Tendered in the Exchange Offer
Series A (CUSIP: 318672201)
Series B (CUSIP: 318672300)
Series C (CUSIP: 318672409)
Series D (CUSIP: 318672508)
Series E (CUSIP: 318672607)

If you are a stockholder of record of the shares of Preferred Stock set forth in the table above and you do not wish to participate in the Exchange Offer, but you wish to grant a proxy to the proxyholders to execute a written consent, you must complete this detachable Form for Non-tendering Holders and send it to the Exchange Agent via first-class mail or other delivery method on or prior to the Expiration Date.

By checking the applicable box in the table below, I hereby certify that I am the stockholder of record of the shares identified in the table above and grant a proxy to the proxyholders to execute a written consent as I have indicated below with respect to the Preferred Stock Amendment.

PREFERRED STOCK AMENDMENT	In Favor(1)	Against
Paragraph 2 of Section F., Voting Rights, of the Certificate of Designation for each series of Preferred Stock that you own, which provides the right to appoint two additional members to the Board of Directors of the Corporation when the Corporation has not paid dividends for 18 monthly periods, shall be deleted in its entirety and replaced with the word “Reserved.”	☐	☐

(1)	You will receive a fee of $ per share of Preferred Stock (the “Consent Fee”) for granting a proxy to the proxyholders to execute a written consent in favor of the Preferred Stock Amendment that will be sent to the address that you specify below.

If you are a stockholder of record and you execute and return this Form for Non-tendering Holders to the Exchange Agent without marking a box in the table above with respect to the Preferred Stock Amendment, you will be deemed to have marked the box under “In Favor.”

If you are a stockholder of record of shares of Preferred Stock and you do not deliver this Form for Non-tendering Holders to the Exchange Agent, your non-action will have the effect of a vote against the Preferred Stock Amendment.

See Instruction 7 in the letter of transmittal for information about backup withholding.

SIGNATURE REQUIRED BELOW

Must be signed by the registered holder(s) of the shares of Preferred Stock exactly as such holder’s(s’) name(s) appear(s) on a security position listing such holder(s) as the owner(s) of shares of Preferred Stock on the books of the transfer agent, DTC or its participants. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below under “Capacity” and submit evidence satisfactory to the Corporation of such person’s authority to so act.

Signature(s) of Holder(s)

Date:

Name(s):

DTC Participant’s Name(s) (for DTC Participants only):

DTC Participant’s Number(s) (for DTC Participants only):

Signature(s):

Capacity (full title):

Address (including zip code)(1):

Area Code and Telephone No.:

Guarantee of Signature(s)

(See Instruction 1 in the Letter of Transmittal)

Date:

Name of Firm:

Address (including zip code):

Name:

Authorized Signature:

Area Code and Telephone No.:

(1)	Consent Fee will be sent to this address.

— Detach Here —

Form **W-9**
(Rev. December 2011)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See **Specific Instructions** on page 2.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification:
☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶ ----------

☐ Exempt payee

☐ Other (see instructions) ▶

Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I **Taxpayer Identification Number (TIN)**

Enter your TIN in the appropriate box. The TIN provided must match the name given on the "Name" line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II **Certification**

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here | **Signature of U.S. person ▶** | **Date ▶**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),
2. Certify that you are not subject to backup withholding, or
3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners' share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

Cat. No. 10231X Form **W-9** (Rev. 12-2011)

Form W-9 (Rev. 12-2011)	Page 2

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

•	The U.S. owner of a disregarded entity and not the entity,

•	The U.S. grantor or other owner of a grantor trust and not the trust, and

•	The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules for partnerships on page 1.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name/disregarded entity name” line.

Partnership, C Corporation, or S Corporation. Enter the entity’s name on the “Name” line and any business, trade, or “doing business as (DBA) name” on the “Business name/disregarded entity name” line.

Disregarded entity. Enter the owner’s name on the “Name” line. The name of the entity entered on the “Name” line should never be a disregarded entity. The name on the “Name” line must be the name shown on the income tax return on which the income will be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a domestic owner, the domestic owner’s name is required to be provided on the “Name” line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on the “Business name/disregarded entity name” line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8.

Note. Check the appropriate box for the federal tax classification of the person whose name is entered on the “Name” line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the “Name” line is an LLC, check the “Limited liability company” box only and enter the appropriate code for the tax classification in the space provided. If you are an LLC that is treated as a partnership for federal tax purposes, enter “P” for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter “C” for C corporation or “S” for S corporation. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the “Name” line) is another LLC that is not disregarded for federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the “Name” line.

Form W-9 (Rev. 12-2011)	Page 3

Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name/ disregarded entity name” line.

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the “Business name/ disregarded entity name,” sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for...	THEN the payment is exempt for...
Interest and dividend payments	All exempt payees except for 9

Broker transactions	Exempt payees 1 through 5 and 7 through 13. Also, C corporations.

Barter exchange transactions and patronage dividends	Exempt payees 1 through 5

Payments over $600 required to be reported and direct sales over $5,000 [1]	Generally, exempt payees 1 through 7 [2]

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.
[2]

However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, below, and items 4 and 5 on page 4 indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the “Name” line must sign. Exempt payees, see Exempt Payee on page 3.

Signature requirements. Complete the certification as indicated in items 1 through 3, below, and items 4 and 5 on page 4.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

Form W-9 (Rev. 12-2011)	Page 4

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. a. The usual revocable savings trust (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under state law	The grantor-trustee [1] The actual owner [1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*

For this type of account:	Give name and EIN of:
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity [4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
[2]	Circle the minor’s name and furnish the minor’s SSN.
[3]

You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]

List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

*	Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

•	Protect your SSN,

•	Ensure your employer is protecting your SSN, and

•	Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes.

Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or

1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.